UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2020

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2020, Sorrento Therapeutics, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved the Sorrento Therapeutics, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”), an amendment to the Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan (the “2019 Plan”) and the CEO Performance Award for Henry Ji. Ph.D. (the “Performance Award”).

The ESPP, the amendment to the 2019 Plan and the Performance Award had been previously approved, subject to stockholder approval, by the Compensation Committee of the Company’s Board of Directors. A summary of each of the ESPP, the 2019 Plan and the Performance Award was included in the Company’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on September 1, 2020 (the “Proxy Statement”). Each summary is qualified in its entirety by reference to the full text of the ESPP, the 2019 Plan and the Performance Award, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 16, 2020, the Company held the Meeting. At the Meeting, a total of 192,050,194 shares, or 74.6% of the Company’s common stock issued and outstanding as of the record date, were represented virtually or by proxy.

At the Meeting, the Company’s stockholders considered five proposals, each of which is described in more detail in the Proxy Statement.

Set forth below is a brief description of each matter voted upon at the Meeting and the voting results with respect to each matter.

Proposal No. 1: To elect the following nominees as directors to serve until the Company’s 2021 Annual Meeting of Stockholders.

Nominee	For	Withhold	Broker Non-Votes
Henry Ji, Ph.D.	88,266,373	1,705,434	102,078,387
Dorman Followwill	77,101,463	12,870,344	102,078,387
Kim D. Janda, Ph.D.	83,374,981	6,596,826	102,078,387
David Lemus	88,519,467	1,452,340	102,078,387
Jaisim Shah	84,829,865	5,141,942	102,078,387
Dr. Robin L. Smith	88,923,290	1,048,517	102,078,387
Yue Alexander Wu, Ph.D.	77,019,681	12,952,126	102,078,387

Proposal No. 2: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.

For	Against	Abstentions	Broker Non-Votes
189,039,863	1,913,413	1,096,918	0

Proposal No. 3: To approve the Sorrento Therapeutics, Inc. 2020 Employee Stock Purchase Plan.

For	Against	Abstentions	Broker Non-Votes
87,108,079	2,277,742	585,986	102,078,387

Proposal No. 4: To approve an amendment to the Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder by 12,500,000 shares.

For	Against	Abstentions	Broker Non-Votes
71,040,909	18,351,405	579,493	102,078,387

Proposal No. 5: To approve the CEO Performance Award for Henry Ji, Ph.D.

Pursuant to the votes cast standard, the votes were as follows:

For	Against	Abstentions	Broker Non-Votes
70,047,961	19,119,560	804,286	102,078,387

Pursuant to the votes cast by holders of shares of the Company’s common stock that are not beneficially owned, directly or indirectly, by Dr. Ji standard, the votes were as follows:

For	Against	Abstentions	Broker Non-Votes
65,690,461	19,119,560	804,286	102,078,387

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Sorrento Therapeutics, Inc. 2020 Employee Stock Purchase Plan.
10.2	Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan.
10.3	Performance Stock Option Award Agreement, dated as of August 7, 2020, by and between Sorrento Therapeutics, Inc. and Henry Ji, Ph.D.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: October 20, 2020	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: President and Chief Executive Officer